SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported):  March 7, 2008

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification Number)
1100 CommScope Place, SE P.O. Box 339 Hickory, North Carolina 28602 (Address of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                         (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 . Regulation FD Disclosure.

CommScope, Inc. (“CommScope”) permits its directors and officers to enter into stock trading plans with respect to CommScope common stock which are intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), provided that such plans comply with CommScope’s applicable guidelines and insider trading policies.

On March 7, 2008, Brian D. Garrett, President and Chief Operating Officer of CommScope, entered into a stock trading plan, intended to qualify for the safe harbor under Rule 10b5-1.  Under the plan, Mr. Garrett authorized the sale of up to 255,000 shares of CommScope common stock owned by Mr. Garrett, all of which are issuable upon the exercise of stock options.  Under the plan, Mr. Garrett also authorized the sale of up to 21,150 shares of CommScope common stock payable to Mr. Garrett on December 14, 2008 upon the vesting of his performance share awards.  The performance goals to which these performance shares awards have been granted have already been satisfied.  The plan provides for sales of up to specified numbers of shares within specified price ranges, subject to certain limitations.  Sales pursuant to this plan may occur from April 1, 2008 through March 31, 2009 and are intended to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission as required.

On March 7, 2008, Frank B. Wyatt, II, Senior Vice President, General Counsel and Secretary of CommScope, entered into a stock trading plan, intended to qualify for the safe harbor under Rule 10b5-1.  Under the plan, Mr. Wyatt authorized the sale of up to 5,900 shares of CommScope common stock owned by Mr. Wyatt, all of which are issuable upon the exercise of stock options.  Under the plan, Mr. Wyatt also authorized the sale of up to 10,800 shares of CommScope common stock payable to Mr. Wyatt on December 14, 2008 upon the vesting of his performance share awards.  The performance goals to which these performance shares awards have been granted have already been satisfied.  The plan provides for sales of up to specified numbers of shares within specified price ranges, subject to certain limitations.  Sales pursuant to this plan may occur from March 24, 2008 through February 27, 2009 and are intended to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission as required.

On March 7, 2008, Christopher A. Story, Executive Vice President, Coaxial Cable and Antenna Operations, of CommScope, entered into a stock trading plan, intended to qualify for the safe harbor under Rule 10b5-1.  Under the plan, Mr. Story authorized the sale of up to 15,621 shares of CommScope common stock owned by Mr. Story, all of which are issuable upon the exercise of stock options.  Under the plan, Mr. Story also authorized the sale of up to 1,200 shares of CommScope common stock payable to Mr. Story on December 14, 2008 upon the vesting of his performance share awards.  The performance goals to which these performance shares awards have been granted have already been satisfied.  The plan provides for sales of up to specified numbers of shares within specified price ranges, subject to certain limitations.  Sales pursuant to this plan may occur from March 24, 2008 through February 27, 2009 and are intended to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission as required.

On March 7, 2008, William R. Gooden, Senior Vice President and Controller, of CommScope, entered into a stock trading plan, intended to qualify for the safe harbor under Rule 10b5-1.  Under the plan, Mr. Gooden authorized the sale of up to 20,000 shares of CommScope common stock owned by Mr. Gooden, all of which are issuable upon the exercise of stock options.  The plan provides for sales of up to specified numbers of shares within specified price ranges, subject to certain limitations.  Sales pursuant to this plan may occur from May 15, 2008 through May 14, 2009 and are intended to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission as required.

On March 7, 2008, James R. Hughes, Executive Vice President, Broadband—Sales and Marketing, of CommScope, entered into a stock trading plan, intended to qualify for the safe harbor under Rule 10b5-1.  Under the plan, Mr. Hughes authorized the sale of up to 21,987 shares of CommScope common stock owned by Mr. Hughes, all of which are issuable upon the exercise of stock options.  The plan provides for sales of up to specified numbers of shares within specified price ranges, subject to certain limitations.  Sales pursuant to this plan may occur from March 24, 2008 through February 27, 2009 and are intended to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission as required.

Except as may be required by law, CommScope does not undertake to report future stock trading plans by its officers or directors, nor to report modifications, terminations, transactions or other activities under the stock trading plans of Messrs. Garrett, Wyatt, Story, Gooden and Hughes or of any other officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 10, 2008

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Name: Jearld L. Leonhardt
Title: Executive Vice President and Chief Financial Officer